Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
The Board of Directors of
Regency Centers Corporation,
the general partner of
Regency Centers, L.P.:
We consent to the incorporation by reference in the registration statement (No. 333-930, No. 333-52089, No. 333-44724, No. 333-114567, No. 333-125858, and No. 333-125913) on Form S-3 and (No. 333-174535) on Form S-3ASR and (No. 333-24971, No. 333-55062, No. 333-125857, and No. 333-149872) on Form S-8 of Regency Centers Corporation and (No. 333-174535) on Form S-3ASR of Regency Centers, L.P. of our reports dated March 1, 2013, with respect to the consolidated balance sheets of Regency Centers, L.P. as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), capital, and cash flows for each of the years in the three-year period ended December 31, 2012, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of Regency Centers Corporation and Regency Centers, L.P.

/s/ KPMG LLP
March 1, 2013
Jacksonville, Florida
Certified Public Accountants